Exhibit 99.(vv)

AMENDMENT TO SELLING AGREEMENT

This Amendment, dated as of March 20, 2018 (the “Amendment”), is entered into by and between UBS Financial Services Inc. (“UBS-FS”), and UBS Global Asset Management (US) Inc. (“Distributor”).

WHEREAS, UBS-FS and Distributor have entered into a Selling Agreement (the “Agreement”); and

WHEREAS, Distributor has changed its name to UBS Asset Management (US) Inc.; and

WHEREAS, UBS Emerging Markets Equity Opportunity Fund, a series of The UBS Funds has designated a new class of shares, namely, Class P2 Shares; and

WHEREAS, the parties desire to exclude Class P2 Shares from the compensation paid by Distributor pursuant to Section 5; and

WHEREAS, the parties desire to add an additional series to the Agreement, namely, UBS Ultra Short Income Fund; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	All references to UBS Global Asset Management (US) Inc. are hereby revised to UBS Asset Management (US) Inc.

2.	The last sentence in Paragraph 5 (d) of Section 5. Compensation is hereby revised to read as follows: “The parties agree that the Distribution Support Fee applies to all assets covered by this Agreement with the exception of Class P2 Shares of any Fund included in EXHIBIT A, Qualified plan assets held at financial institutions other than UBS-FS or its affiliates, and Qualified Plan and IRA assets in the PACE Select program and discretionary advisory programs.

3.	EXHIBIT A is revised to read as follows:

EXHIBIT A

Each statutory Trust below, together with each series thereunder now formed or formed hereafter:

PACE Select Advisors Trust

The UBS Funds

UBS Investment Trust (UBS U.S. Allocation Fund)

and

UBS Series Fund (but only with respect to its series, UBS Ultra Short Income Fund)

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

UBS Asset Management (US) Inc.

/s/ John Chalice
By:
Name: John Chalice
Title: Director

Date:	3/23/18

UBS Asset Management (US) Inc.

/s/ Lisa Lenza
By:
Name: Lisa Lenza
Title: Managing Director

Date:	March 23, 2018

UBS Asset Management (America) Inc.

/s/ David Squires
By:
Name: David Squires
Title: Managing Director

Date:	March 23, 2018

UBS Asset Management (Americas) Inc.

/s/ William MacGregor
By:
Name: William MacGregor
Title: Executive Director

Date:	3/20/18

On behalf of The UBS Funds

/s/ William MacGregor
By:
Name: William MacGregor
Title: Assistant Secretary and Vice President

Date:	3/20/18

UBS Financial Services Inc.

/s/ Traci Simpson
By:
Name: Traci Simpson
Title: Executive Director

Date:	3/20/18

UBS Financial Services Inc.

/s/ James Langham
By:
Name: James Langham
Title: Managing Director

Date:	3/20/18